Kroger
H-E-B
Fresh Food
Harris Teeter
Neighborhood Food & Pharmacy

Quarterly Financial Supplemental

Quarter Ended December 31, 2022

Essential **Retail.** Smart **Locations.** ®

Sprouts
Farmers Market
publix

InvenTrust Properties

Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of December 31, 2022, the Company is an owner and manager of 62 retail properties, representing 10.3 million square feet of retail space. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year-ended December 31, 2022. IVT may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2023 guidance and expected timing and payment of dividends, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; the effects and duration of the COVID-19 pandemic; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental on pages 6 and 7 and definitions of our non-GAAP measures are included in the Glossary of Terms on page 23.

Quarter End December 31, 2022 - i

Pro Rata Financial Information
The Company owns a 55% interest in IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”). IAGM was formed on April 17, 2013 for the purpose of acquiring, owning, managing, and disposing of retail properties and sharing in the profits and losses from those retail properties and their activities. IAGM is the Company’s sole joint venture and is unconsolidated. Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its share of its JV properties when combined with the Company’s wholly-owned properties, with the exception of property count and number of leases. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding our JV properties, see the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in each case as filed with the SEC.
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM’s wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity. Subsequent to the transaction, IAGM proportionately distributed substantially all net proceeds from the sale, of which the Company's share was approximately $71.4 million. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023.
Reduction of Authorized Shares
On April 28, 2022, we filed an amendment to our charter to decrease the number of authorized shares of common stock from 1,460,000,000 to 146,000,000, in proportion with the one-for-ten reverse stock split effected by the Company on August 5, 2021. The authorized shares of preferred stock remain at 40,000,000. The authorized shares of common stock have been retroactively adjusted within the accompanying consolidated financial statements to give effect to the reduction as of December 31, 2022.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

Quarter End December 31, 2022 - ii

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2022 Fourth Quarter and Full Year Results

DOWNERS GROVE, III – February 14, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2022 and provided guidance for 2023. For the three months ended December 31, 2022 and 2021, the Company reported a Net Loss of $0.1 million, or $0.00 per diluted share, and a Net Loss of $10.8 million, or $0.16 per diluted share, respectively. For the twelve months ended December 31, 2022 and 2021, the Company reported Net Income of $52.2 million, or $0.77 per diluted share, and a Net Loss of $5.4 million, or $0.08 per diluted share, respectively.

Fourth Quarter and Full Year 2022 Highlights:
•NAREIT FFO for the fourth quarter of $0.35 per diluted share, and $1.66 per diluted share for the full year
•Core FFO for the fourth quarter of $0.34 per diluted share, and $1.57 per diluted share for the full year
•Pro Rata Same Property Net Operating Income (“NOI”) growth of 0.4% for the fourth quarter and growth of 4.6% for the full year
•Leased Occupancy as of December 31, 2022 of 96.1%, a fourth quarter sequential increase of 50 basis points and a full year increase of 220 basis points
•Executed 58 leases totaling approximately 461,000 square feet of pro rata GLA, of which 338,000 square feet was executed at a blended comparable lease spread of 6.1% for the fourth quarter and 8.4% for the full year

Subsequent Highlights:
•On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM, for an aggregate purchase price of $222.3 million by acquiring 100% of the membership interests in each of IAGM’s wholly owned subsidiaries. The Company assumed aggregate mortgage debt of $92.5 million and funded the remaining balance with its available liquidity. Subsequent to the transaction, IAGM proportionately distributed substantially all net proceeds from the sale, of which the Company's share was approximately $71.4 million. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023.

”The InvenTrust team executed on all facets of the 2022 business plan,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “Our operations team continued to capitalize on solid leasing demand while prudently managing expenses in the current inflationary environment. Our investments team successfully rotated capital out of Colorado and further into our target markets driving closer to our goal of 100% concentration in the Sun Belt region. Lastly, we have maintained our disciplined approach to balance sheet management while diversifying our capital sources through the execution of our inaugural private placement of senior notes.”
Mr. Busch continued, “Already in 2023, we have completed the acquisition of the remaining stake in the Company’s joint venture with PGGM. With this transaction, the InvenTrust portfolio is 100% wholly-owned. In addition, the Board of Directors approved a 5% increase in our dividend starting with our April 2023 payment, bringing the Company’s annualized dividend up to $0.86 a share.”

Quarter End December 31, 2022 - iii

NET (LOSS) INCOME
•Net Loss for the three months ended December 31, 2022 was $0.1 million, or $0.00 per diluted share, compared to a Net Loss of $10.8 million, or $0.16 per diluted share, for the same period in 2021.
•Net Income for the year ended December 31, 2022 was $52.2 million, or $0.77 per diluted share, compared to a Net Loss of $5.4 million, or $0.08 per diluted share, for the same period in 2021.
NAREIT FFO
•NAREIT FFO for the three months ended December 31, 2022 was $23.8 million, or $0.35 per diluted share, as compared to $9.9 million, or $0.14 per diluted share, for the same period in 2021.
•NAREIT FFO for the year ended December 31, 2022 was $112.0 million, or $1.66 per diluted share, as compared to $84.1 million, or $1.18 per diluted share, for the same period in 2021.
CORE FFO
•Core FFO for the three months ended December 31, 2022 was $23.1 million, or $0.34 per diluted share, compared to $26.3 million, or $0.38 per diluted share, for the same period in 2021.
•Core FFO for the year ended December 31, 2022 was $106.0 million, or $1.57 per diluted share, compared to $99.6 million, or $1.40 per diluted share, for the same period in 2021.
PRO RATA SAME PROPERTY NOI
•Pro Rata Same Property NOI for the three months ended December 31, 2022 was $35.8 million, a 0.4% increase, compared to the same period in 2021. Excluding net out of period rent collection of $0.6 million, Pro Rata Same Property NOI would have increased 2.1% when comparing the three months ended December 31, 2022 to the same period in 2021.
•Pro Rata Same Property NOI for the year ended December 31, 2022 was $141.1 million, a 4.6% increase, compared to the same period in 2021. Excluding net out of period rent collection of $1.7 million, Pro Rata Same Property NOI would have increased 6.0% when comparing the year ended December 31, 2022 to the same period in 2021.
DIVIDEND
•For the quarter ending December 31, 2022, the Board of Directors declared a quarterly cash distribution of $0.2052 per share, payable on January 13, 2023.
•The Board of Directors approved a 5% increase in the Company’s cash dividend. The new annual rate of $0.8620 will be reflected in the quarterly dividend of $0.2155 expected to be paid in April 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2022, the Company’s Leased Occupancy was 96.1%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.7% and Small Shop Leased Occupancy was 91.3%. Anchor Leased Occupancy increased by 50 basis points and Small Shop Leased Occupancy increased by 30 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 220 basis points, which equates to approximately $4.8 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter were 6.1%, and 8.4% for the full year.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2022 for the Pro Rata Combined Portfolio was $19.08, an increase of 2.6% compared to the same period in 2021. Anchor Tenant ABR PSF was $12.43 and Small Shop ABR PSF was $32.12 for the fourth quarter.
•On October 28, 2022, the Company acquired Eastfield Village in Huntersville, North Carolina for $22.5 million. The 96,000 square foot neighborhood center is anchored by Food Lion.
•On December 16, 2022, the Company acquired Stone Ridge Market in San Antonio, Texas, for $58.1 million from its joint venture. The 219,000 square foot community center is shadow anchored by HEB Plus.

Quarter End December 31, 2022 - iv

LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $514.4 million of total liquidity, as of December 31, 2022 comprised of $164.4 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility.
•The Company has $13.7 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024.
•The Company's weighted average interest rate on its consolidated debt as of December 31, 2022 was 4.08% and the weighted average remaining term was 5.2 years.

FULL YEAR 2023 OUTLOOK AND GUIDANCE

(Unaudited, dollars in thousands, except per share amounts)	Initial 2023 Guidance			2022 Actual
Net Income per diluted share (1)	$0.23	—	$0.28	$0.77
NAREIT FFO per diluted share (2)	$1.64	—	$1.69	$1.66
Core FFO per diluted share	$1.59	—	$1.64	$1.57
Same Property NOI (“SPNOI”) Growth	3.50%	—	5.00%	4.6%
General and administrative	$31,250	—	$32,750	$33,342
Interest expense, net (3)	$34,500	—	$35,500	$25,957
Net investment activity (4)	~ $150,000			$129,970
The Company’s initial 2023 guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or which, in our judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) Excludes amortization of debt discounts and financing costs.
(4) Net investment activity represents anticipated acquisition activity less disposal activity.
In addition to the foregoing assumptions, the Company's 2023 Outlook and Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2023 estimated net income per share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income	$0.23	$0.28
Depreciation and amortization related to investment properties	1.41	1.41
NAREIT FFO Applicable to Common Shares and Dilutive Securities	1.64	1.69
Amortization of market-lease intangibles and inducements, net	(0.05)	(0.05)
Straight-line rent adjustments, net	(0.05)	(0.05)
Adjusting items, net (a)	0.05	0.05
Core FFO Applicable to Common Shares and Dilutive Securities	$1.59	$1.64
(a)Adjusting items, net, are primarily amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.

The Company does not provide a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income within this press release because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to our results.

Quarter End December 31, 2022 - v

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Financial Results

Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Net (loss) income per diluted share	(0.00)	(0.16)	0.77	(0.08)

NAREIT FFO (page 7)	23,775	9,942	111,976	84,088
NAREIT FFO per diluted share	0.35	0.14	1.66	1.18

Core FFO (page 7)	23,077	26,283	105,952	99,607
Core FFO per diluted share	0.34	0.38	1.57	1.40

Pro Rata Same Property NOI (page 6)	35,828	35,688	141,077	134,821

Pro Rata Same Property NOI growth	0.4%	4.6%

Adjusted EBITDA (page 7)	31,622	30,643	132,368	117,273

Dividends declared per share	0.21	0.20	0.82	0.78

Aggregate dividends declared (as a % of Core FFO)	60.0%	52.5%	52.2%	55.9%

	As of December 31, 2022	As of December 31, 2021	As of December 31, 2020	As of December 31, 2019
Capital Information
Shares outstanding	67,472,553	67,344,374	71,998,654	72,133,163

Pro Rata Outstanding Debt, net	$805,253	$624,289	$688,422	$714,053
Less: Pro Rata Cash	(164,448)	(79,628)	(249,854)	(281,430)
Pro Rata Net Debt	$640,805	$544,661	$438,568	$432,623

Pro Rata Debt Metrics (trailing 12 months)
Adjusted EBITDA (trailing 12 months)	$132,368	$117,273	$117,078	$137,233
Net Debt-to-Adjusted EBITDA	4.8x	4.6x	3.7x	3.2x
Fixed charge coverage	5.0x	6.4x	5.9x	5.4x
Net debt to real estate assets, excl property acc depr.	24.7%	22.0%	17.7%	17.7%
Net debt to total assets, excl property acc depr.	21.3%	19.3%	14.6%	14.3%

Dividend Paid Per Share		Liquidity and Credit Facility
Q4 2022	$0.20520	Pro Rata Cash	$164,448
Q3 2022	$0.20520	Available under credit facility	350,000
Q2 2022	$0.20520	Total	$514,448
Q1 2022	$0.20520

	Same Property		Same Property		Total
	Three Months Ended December 31		Year Ended December 31		Year Ended December 31
	2022	2021	2022	2021	2022	2021
Portfolio Metrics, Pro Rata
No. of properties	56	56	55	55	62	62
GLA (square feet)	8,710	8,712	8,477	8,479	9,790	9,532
Economic Occupancy	93.8%	92.8%	94.3%	93.1%	93.9%	92.8%
Leased Occupancy	96.1%	94.0%	96.1%	94.3%	96.1%	93.9%
ABR PSF	$19.26	$18.67	$19.22	$18.60	$19.08	$18.59

Supplemental - Quarter End December 31, 2022 - 1

Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	December 31, 2022	December 31, 2021
Assets	(unaudited)
Investment properties
Land	$650,764	$598,936
Building and other improvements	1,825,893	1,664,525
Construction in progress	5,005	9,642
Total	2,481,662	2,273,103
Less accumulated depreciation	(389,361)	(350,256)
Net investment properties	2,092,301	1,922,847
Cash, cash equivalents and restricted cash	137,762	44,854
Investment in unconsolidated entities	56,131	107,944
Intangible assets, net	101,167	81,026
Accounts and rents receivable	34,528	30,059
Deferred costs and other assets, net	51,145	25,685
Total assets	$2,473,034	$2,212,415

Liabilities
Debt, net	$754,551	$533,082
Accounts payable and accrued expenses	42,792	36,208
Distributions payable	13,837	13,802
Intangible liabilities, net	29,658	28,995
Other liabilities	28,287	28,776
Total liabilities	869,125	640,863
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding.	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,472,553 shares issued and outstanding as of December 31, 2022 and 67,344,374 shares issued and outstanding as of December 31, 2021	67	67
Additional paid-in capital	5,456,968	5,452,550
Distributions in excess of accumulated net income	(3,879,847)	(3,876,743)
Accumulated comprehensive income (loss)	26,721	(4,322)
Total stockholders' equity	1,603,909	1,571,552
Total liabilities and stockholders' equity	$2,473,034	$2,212,415

Supplemental - Quarter End December 31, 2022 - 2

Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share information, unaudited

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Income
Lease income, net	$58,418	$52,481	$232,980	$207,350
Other property income	275	327	1,161	1,087
Other fee income	578	772	2,566	3,542
Total income	59,271	53,580	236,707	211,979

Operating expenses
Depreciation and amortization	23,897	22,143	94,952	87,143
Property operating	11,983	8,862	40,239	32,788
Real estate taxes	7,330	6,531	32,925	31,312
General and administrative	10,103	9,149	33,342	38,192
Direct listing costs	—	18,065	—	19,769
Total operating expenses	53,313	64,750	201,458	209,204

Other income (expense)
Interest expense, net	(8,648)	(4,305)	(26,777)	(16,261)
Loss on extinguishment of debt	(85)	—	(181)	(400)
Gain on sale of investment properties, net	1,393	6	38,249	1,522
Equity in (losses) earnings of unconsolidated entities	(121)	3,957	3,663	6,398
Other income and expense, net	1,378	761	2,030	606
Total other income (expense), net	(6,083)	419	16,984	(8,135)

Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)

Weighted-average common shares outstanding, basic	67,428,549	69,117,723	67,406,233	71,072,933
Weighted-average common shares outstanding, diluted	67,428,549	69,117,723	67,525,935	71,072,933

Net (loss) income per common share, basic	$(0.00)	$(0.16)	$0.77	$(0.08)
Net (loss) income per common share, diluted	$(0.00)	$(0.16)	$0.77	$(0.08)

Distributions declared per common share outstanding	$0.21	$0.20	$0.82	$0.78
Distributions paid per common share outstanding	$0.21	$0.20	$0.82	$0.78

Comprehensive (loss) income
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Unrealized (loss) gain on derivatives	(860)	2,235	32,052	3,795
Reclassification (to) from net (loss) income	(1,756)	1,104	(1,009)	4,332
Comprehensive (loss) income	$(2,741)	$(7,412)	$83,276	$2,767

Supplemental - Quarter End December 31, 2022 - 3

Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31, 2022	December 31, 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$14,701	$13,394
Straight-line rent receivables	19,827	16,665
Total	$34,528	$30,059

Deferred cost and other assets, net
Fair value of derivatives	$25,201	$—
Lease commissions, net	13,834	12,427
Other assets	4,092	3,520
Deferred costs, net	3,089	3,280
Right of use assets, net	2,650	2,746
Loan fees, net	2,279	3,712
Total	$51,145	$25,685

Other liabilities
Deferred revenues	$9,531	$6,758
Unearned income	7,155	6,299
Security deposits	6,318	5,466
Operating lease liabilities	3,265	3,189
Other liabilities	1,997	2,168
Financing lease liabilities	21	283
Fair value of derivatives	—	4,613
Total	$28,287	$28,776

Supplemental - Quarter End December 31, 2022 - 4

Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2022	2021	2022	2021
Income
*	Minimum base rent	$37,158	$33,719	$145,467	$128,716
*	Real estate tax recoveries	6,964	6,061	30,107	27,874
*	Common area maintenance, insurance, and other recoveries	7,610	6,243	28,072	23,948
*	Ground rent income	3,813	3,338	14,991	13,167
	Amortization of market-lease intangibles and inducements, net	995	914	5,589	4,318
*	Short-term and other lease income	1,475	899	4,333	3,378
	Termination fee income	(13)	38	339	406
	Straight-line rent adjustment, net	566	776	2,645	3,272
	Reversal of (provision for) uncollectible straight-line rent, net	124	126	1,170	(468)
*	Provision for uncollectible billed rent and recoveries	(425)	(631)	(1,065)	(2,264)
*	Reversal of uncollectible billed rent and recoveries	151	998	1,332	5,003
	Lease income, net	58,418	52,481	232,980	207,350

*	Other property income	275	327	1,161	1,087

	JV property management fee	283	406	1,301	1,952
	JV asset management fee	196	269	882	1,128
	JV leasing commissions	99	97	383	462
	Other fee income	578	772	2,566	3,542

	Total income	$59,271	$53,580	$236,707	$211,979

Operating Expenses
	Depreciation and amortization	$23,897	$22,143	$94,952	$87,143
*	Property operating	11,983	8,862	40,239	32,788
*	Real estate taxes	7,330	6,531	32,925	31,312

	General and administrative expenses	7,980	7,436	29,297	31,296
	Stock based compensation costs	2,686	2,400	6,806	9,543
	Capitalized direct development compensation costs	(563)	(687)	(2,761)	(2,647)
	General and administrative	10,103	9,149	33,342	38,192

	Direct listing costs	—	18,065	—	19,769

	Total operating expenses	$53,313	$64,750	$201,458	$209,204

* Component of Net Operating Income

Supplemental - Quarter End December 31, 2022 - 5

Reconciliation of Non-GAAP Measures
Pro Rata, in thousands
Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Income
Minimum base rent	$33,352	$31,945	$127,514	$119,448
Real estate tax recoveries	6,300	5,558	25,482	25,198
Common area maintenance, insurance, and other recoveries	6,368	5,836	23,864	22,092
Ground rent income	3,401	3,278	13,292	12,816
Short-term and other lease income	1,448	897	4,250	3,345
Provision for uncollectible billed rent and recoveries	(295)	(285)	(824)	(2,603)
Reversal of uncollectible billed rent and recoveries	124	570	1,271	5,206
Other property income	265	328	1,123	1,087
Total income	50,963	48,127	195,972	186,589

Operating Expenses
Property operating	10,500	8,374	35,085	30,681
Real estate taxes	6,601	6,010	27,695	28,467
Total operating expenses	17,101	14,384	62,780	59,148

Same Property NOI	33,862	33,743	133,192	127,441

JV Same Property NOI	1,966	1,945	7,885	7,380

Pro Rata Same Property NOI	$35,828	$35,688	$141,077	$134,821

% Change over Prior Period	0.4%	4.6%

Same Property count	56	55

Reconciliation of Net (Loss) Income to Pro Rata Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(1,378)	(761)	(2,030)	(606)
Equity in losses (earnings) of unconsolidated entities	121	(3,957)	(3,663)	(6,398)
Interest expense, net	8,648	4,305	26,777	16,261
Loss on extinguishment of debt	85	—	181	400
Gain on sale of investment properties, net	(1,393)	(6)	(38,249)	(1,522)
Depreciation and amortization	23,897	22,143	94,952	87,143
General and administrative	10,103	9,149	33,342	38,192
Direct listing costs	—	18,065	—	19,769
Other fee income	(578)	(772)	(2,566)	(3,542)
Adjustments to NOI (a)	(1,671)	(1,854)	(9,743)	(7,528)
NOI	37,709	35,561	151,234	136,809
NOI from other investment properties	(3,847)	(1,818)	(18,042)	(9,368)
Same Property NOI	33,862	33,743	133,192	127,441
IAGM Same Property NOI at share	1,966	1,945	7,885	7,380
Pro Rata Same Property NOI	$35,828	$35,688	$141,077	$134,821
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

Supplemental - Quarter End December 31, 2022 - 6

Reconciliation of Non-GAAP Measures, continued
In thousands, except share and per share amounts
NAREIT FFO and Core FFO

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Depreciation and amortization related to investment properties	23,698	21,929	94,142	86,257
Gain on sale of investment properties, net	(1,393)	(6)	(38,249)	(1,522)
Unconsolidated joint venture adjustments (a)	1,595	(1,230)	3,850	4,713
NAREIT FFO Applicable to Common Shares and Dilutive Securities	23,775	9,942	111,976	84,088
Amortization of market-lease intangibles and inducements, net	(995)	(914)	(5,589)	(4,318)
Straight-line rent adjustments, net	(690)	(903)	(3,815)	(2,805)
Direct listing costs	—	18,065	—	19,769
Adjusting items, net (b)	705	(13)	2,798	2,201
Unconsolidated joint venture adjusting items, net (c)	282	106	582	672
Core FFO Applicable to Common Shares and Dilutive Securities	$23,077	$26,283	$105,952	$99,607

Weighted average common shares outstanding - basic	67,428,549	69,117,723	67,406,233	71,072,933
Dilutive effect of unvested restricted shares (d)	—	—	119,702	—
Weighted average common shares outstanding - diluted	67,428,549	69,117,723	67,525,935	71,072,933

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.35	$0.14	$1.66	$1.18
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.34	$0.38	$1.57	$1.40
(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP. For the three months ended December 31, 2022, three months ended December 31, 2021, and year ended December 31, 2021, unvested restricted shares were antidilutive and therefore excluded from the denominator in the diluted earnings per share calculation in accordance with GAAP.
EBITDA, Pro Rata

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(125)	$(10,751)	$52,233	$(5,360)
Interest expense	9,206	4,977	28,978	19,362
Income tax expense (benefit)	129	102	458	377
Depreciation and amortization	25,358	23,920	100,731	95,083
EBITDA	34,568	18,248	182,400	109,462
Adjustments to reconcile to Adjusted EBITDA
Direct listing costs	—	18,065	—	19,769
Gain on sale of investment properties, net	(1,259)	(3,013)	(40,178)	(4,749)
Loss on debt extinguishment	95	—	302	526
Non-operating income and expense, net (a)	(243)	(887)	(1,070)	(893)
Other leasing adjustments (b)	(1,539)	(1,770)	(9,086)	(6,842)
Adjusted EBITDA	$31,622	$30,643	$132,368	$117,273
(a)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(b)Other leasing adjustments includes amortization of market lease intangibles and straight-line rent adjustments.

Supplemental - Quarter End December 31, 2022 - 7

Summary of Outstanding Debt
In thousands

	Balance as of December 31, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$109,812	15%	3.95%	3.9
Fixed rate unsecured debt	550,000	72%	3.82%	5.7
Variable rate unsecured debt	100,000	13%	5.66%	4.2
Issuance costs, net of accumulated amortization	(5,261)	n/a	n/a	n/a
Total consolidated debt, net	$754,551	100%	4.08%	5.2

Schedule of Maturities by Year

	Fixed Rate		Variable Rate
Maturity Year	Secured Debt	Unsecured Debt	Unsecured Debt	Total Consolidated Debt	Total JV Debt at 100% (a)	Total Debt
2023	13,732	—	—	13,732	92,468	106,200
2024	15,700	—	—	15,700	—	15,700
2025	22,880	—	—	22,880	—	22,880
2026	—	200,000	—	200,000	—	200,000
2027	26,000	100,000	100,000	226,000	—	226,000
Thereafter	31,500	250,000	—	281,500	—	281,500
Issuance costs, net of amortization	—	—	—	(5,261)	(282)	(5,543)
Total	$109,812	$550,000	$100,000	$754,551	$92,186	$846,737
(a)Weighted average term for IAGM debt, of which our share is 55%, is 0.8 years and weighted average rate is 2.75%. The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
Debt Maturities as of December 31, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
Renaissance Center II (a)	4/6/2023	3.49%	Fixed	13,732
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				94,112

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Total mortgages payable		3.95%		109,812

Term loans
$200.0 million 5 year	9/22/2026	2.71% (b)	Fixed	100,000
$200.0 million 5 year	9/22/2026	2.72% (b)	Fixed	100,000
$200.0 million 5.5 year	3/22/2027	2.77% (b)	Fixed	50,000
$200.0 million 5.5 year	3/22/2027	2.76% (b)	Fixed	50,000
$200.0 million 5.5 year	3/22/2027	1M SOFR + 1.30% (c)	Variable	100,000
Total				400,000

Senior Notes
$150.0 million Series A	8/11/2029	5.07%	Fixed	150,000
$100.0 million Series B	8/11/2032	5.20%	Fixed	100,000
				250,000

Grand total		4.08%		$759,812
(a)On February 6, 2023, the Company extinguished the $13.7 million mortgage payable secured by Renaissance Center with its available liquidity.
(b)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.
(c)As of December 31, 2022, 1-Month Term SOFR was 4.36%. On May 11, 2022, the Company transitioned its Amended Revolving Credit Agreement and Amended Term Loan Agreement from 1-Month LIBOR to pricing based on 1-Month Term SOFR.

Supplemental - Quarter End December 31, 2022 - 8

Consolidated Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Leverage Ratio	< 60.0%	< 60.0%	28.9%	31.4%	28.5%	28.7%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.80	5.61	6.38	6.62
Maximum Dividend Payout	< 95%	N/A	49.4%	48.8%	48.8%	51.5%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	3.67	3.55	4.28	4.26
Unsecured Leverage Ratio	< 60%	< 60%	31.0%	33.2%	27.5%	27.8%

Interest Rate Swaps, Consolidated

The Company is party to four effective interest rate swap agreements and four interest rate forward swap agreements, which address the periods between the maturity dates of the effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps achieve fixed interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.
On December 15, 2022, the Company transitioned its interest rate swaps from 1-Month LIBOR to 1-Month Term SOFR.

Effective Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	1-Month SOFR	1.41%	2.71%	12/2/2019	12/21/2023
5 Year Term Loan	100,000	1-Month SOFR	1.42%	2.72%	12/2/2019	12/21/2023
5.5 Year Term Loan	50,000	1-Month SOFR	1.47%	2.77%	12/2/2019	6/21/2024
5.5 Year Term Loan	50,000	1-Month SOFR	1.46%	2.76%	12/2/2019	6/21/2024
	$300,000

Forward Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5 Year Term Loan	$100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
5 Year Term Loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
5.5 Year Term Loan	50,000	1-Month SOFR	1.48%	2.78%	6/21/2024	3/22/2027
5.5 Year Term Loan	50,000	1-Month SOFR	1.54%	2.84%	6/21/2024	3/22/2027
	$300,000

Capital Expenditures, Pro Rata

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Leasing and Maintenance Capital Expenditures:
Tenant improvements	$2,626	$1,577	$7,422	$6,377
Leasing commissions	961	1,043	4,693	4,544
Maintenance capital expenditures	3,537	5,139	13,209	11,717
Total leasing and maintenance capital expenditures (a)	7,124	7,759	25,324	22,638
Investment in development and redevelopment projects (b)	1,418	1,412	10,656	5,833
Grand total	$8,542	$9,171	$35,980	$28,471

(a)As of December 31, 2022 and 2021, total pro rata accrued leasing and maintenance capital expenditures are $3,492 and $3,944, respectively. These accrued amounts are not reflected in the table above.
(b)As of December 31, 2022 and 2021, total pro rata accrued investment in development and redevelopment projects are $0 and $1,360, respectively. These accrued amounts are not reflected in the table above.

Supplemental - Quarter End December 31, 2022 - 9

Joint Venture Financial Information
In thousands
Condensed Balance Sheets

	As of
	December 31 2022	December 31 2021
Assets
Investment properties
Land	$48,774	$89,800
Building and other improvements	162,782	271,637
Construction in progress	208	1,158
Total	211,764	362,595
Less accumulated depreciation	(50,452)	(74,581)
Net investment properties	161,312	288,014
Cash and cash equivalents	48,779	77,526
Intangible assets, net	9,754	11,761
Accounts and rents receivable	2,408	4,284
Deferred costs and other assets, net	4,624	5,125
Total assets	$226,877	$386,710

Liabilities and Equity
Mortgages debt, net	$92,186	$165,831
Accounts payable and accrued expenses	4,578	7,747
Intangible liabilities, net	4	2,133
Other liabilities	2,810	2,529
Total liabilities	99,578	178,240
Equity	127,299	208,470
Total liabilities and equity	$226,877	$386,710
Condensed Statement of Operations

	Three Months Ended December 31		Year Ended December 31
	2022	2021	2022	2021
Income
Lease income, net	$6,215	$9,070	$27,542	$41,881
Other property income	48	41	222	264
Total income	6,263	9,111	27,764	42,145

Operating Expenses
Depreciation and amortization	2,656	3,232	10,508	14,437
Property operating	1,345	1,550	5,149	7,265
Real estate taxes	912	1,115	4,086	7,507
Asset management fee	196	269	882	1,128
General and administrative	48	42	226	242
Total operating expenses	5,157	6,208	20,851	30,579

Other income (expense)
Interest expense, net	(1,015)	(1,222)	(4,002)	(5,637)
Loss on extinguishment of debt	(17)	—	(219)	(229)
Gain on sale investment properties, net	12,043	5,467	17,038	18,294
Other income and expense, net	(162)	(56)	(19)	(180)
Total other income (expense), net	10,849	4,189	12,798	12,248

Net income	$11,955	$7,092	$19,711	$23,814

Notes:
Financial information on this page and pages 11, 12 and 13 relate to our JV with IAGM and is shown at 100%. See introductory note for additional details.

Supplemental - Quarter End December 31, 2022 - 10

Joint Venture Supplemental Details of Assets and Liabilities
In thousands

	As of
	December 31 2022	December 31 2021
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$534	$971
Straight-line rent receivables	1,874	3,313
Total	$2,408	$4,284

Deferred cost and other assets, net
Fair value of derivatives	$2,764	$530
Lease commissions, net	1,519	2,900
Other assets	341	869
Deferred costs, net	—	826
Total	$4,624	$5,125

Other liabilities
Other liabilities	$1,485	$455
Unearned income	731	1,268
Security deposits	594	806
Total	$2,810	$2,529

Supplemental - Quarter End December 31, 2022 - 11

Joint Venture Supplemental Details of Operations
In thousands

		Three Months Ended December 31		Year Ended December 31
		2022	2021	2022	2021
Income
*	Minimum base rent	$4,008	$5,900	$17,450	$27,411
*	Real estate tax recoveries	685	957	2,982	5,476
*	Common area maintenance, insurance, and other recoveries	717	912	2,721	4,144
*	Ground rent income	1,037	1,118	4,353	4,331
	Amortization of market-lease intangibles and inducements, net	(270)	(193)	(862)	(810)
*	Short-term and other lease income	65	205	462	693
	Termination fee income	—	26	3	358
	Straight-line rent adjustment, net	3	21	94	239
	Reversal of (provision for) uncollectible straight-line rent, net	—	87	189	59
*	Provision for uncollectible billed rent and recoveries	(30)	(174)	(65)	(657)
*	Reversal of uncollectible billed rent and recoveries	—	211	215	637
	Lease income, net	6,215	9,070	27,542	41,881

*	Other property income	48	41	222	264

	Total income	$6,263	$9,111	$27,764	$42,145

Operating expenses
	Depreciation and amortization	$2,656	$3,232	$10,508	$14,437
*	Property operating expenses	1,345	1,550	5,149	7,265
*	Real estate taxes	912	1,115	4,086	7,507
	Asset management fee	196	269	882	1,128
	General and administrative	48	42	226	242
	Total operating expenses	$5,157	$6,208	$20,851	$30,579

* Component of Net Operating Income

Supplemental - Quarter End December 31, 2022 - 12

Summary of Outstanding Joint Venture Debt
In thousands

	Balance as of December 31, 2022	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$75,000	81%	1.99%	0.8
Variable rate secured debt	17,468	19%	6.01%	0.8
Issuance costs, net of accumulated amortization	(282)	n/a	n/a	n/a
Total debt, net	$92,186	100%	2.75%	0.8

Debt Maturities as of December 31, 2022

	Maturity Date	Interest Rate	Interest Rate Type	Balance

Pooled Mortgages Payable (a)
Cross collateralized	11/2/23	1M SOFR + 1.65% (b)	Variable	$17,468
Cross collateralized, swapped to fixed rate	11/2/23	2.00%	Fixed	45,000
Cross collateralized, swapped to fixed rate	11/2/23	1.97%	Fixed	30,000
Total				$92,468
(a)The 2023 maturities for JV debt are not inclusive of extension options available to the JV.
(b)As of December 31, 2022, 1-Month Term SOFR was 4.36%. On September 28, 2022, the JV transitioned its pooled mortgages payable from 1-Month LIBOR to pricing based on 1-Month Term SOFR.

Supplemental - Quarter End December 31, 2022 - 13

Markets and Tenant Size
Pro rata, GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	$32,217	$16.33	18.3%	2,056	21.0%
Atlanta Metro Area, GA	10	19,342	19.10	11.1%	1,058	10.8%
Miami-Fort Lauderdale-Miami Beach, FL	3	18,480	23.00	10.6%	859	8.8%
Dallas-Fort Worth-Arlington, TX	7	16,723	19.86	9.6%	938	9.6%
Houston-Sugar Land-Baytown, TX	6	12,987	16.28	7.4%	904	9.2%
Raleigh-Cary-Durham, NC	5	12,630	19.34	7.2%	688	7.0%
So. California - Los Angeles, CA	3	10,547	20.57	6.0%	579	5.9%
Tampa-St. Petersburg, FL	3	8,809	12.85	5.0%	753	7.7%
Orlando-Kissimmee, FL	4	8,690	23.66	5.0%	378	3.9%
Washington D.C/Richmond Metro Area	3	8,276	24.52	4.7%	358	3.7%
Charlotte-Gastonia-Concord, NC	3	8,136	19.65	4.7%	424	4.3%
San Antonio, TX	2	5,938	25.26	3.4%	261	2.7%
So. California - San Diego, CA	2	5,685	26.06	3.3%	225	2.3%
So. California - Inland Empire, CA	2	5,684	23.09	3.3%	246	2.5%
Cape Coral-Fort Myers, FL	1	636	10.10	0.4%	63	0.6%
Total	62	$174,780	$19.08	100%	9,790	100%

State	No. of Properties	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	$67,865	$17.64	38.7%	4,159	42.5%
Florida	11	36,615	19.08	21.0%	2,053	21.0%
California	7	21,916	22.43	12.6%	1,050	10.7%
North Carolina	8	20,766	19.46	11.9%	1,112	11.3%
Georgia	10	19,342	19.10	11.1%	1,058	10.8%
Maryland/Virginia	3	8,276	24.52	4.7%	358	3.7%
Total	62	$174,780	$19.08	100%	9,790	100%

Tenant type	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	98.7%	$58,119	$11.24	5,349
10,000 - 19,999 SF (a)	98.8%	17,258	19.24	932
5,000 - 9,999 SF (b)	91.6%	16,577	26.38	717
1 - 4,999 SF (b)	91.3%	82,826	33.58	2,792
Total	96.1%	$174,780	$19.08	9,790

Anchor Tenants (a)	98.7%	$75,377	$12.43	6,281
Small Shops (b)	91.3%	$99,403	$32.12	3,509
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

Supplemental - Quarter End December 31, 2022 - 14

Top 25 by Total ABR and Tenant Merchandise Mix
In thousands

Parent Name	Tenant Name/Count	No. of Leases	Credit Rating (S&P)	ABR Pro Rata Portfolio	% of Total ABR	GLA Pro Rata Portfolio	% of Total Occ.GLA
Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 3 / Ralphs 3	14	BBB	$8,277	4.7%	738	7.5%
Publix Super Markets, Inc.	Publix 13 / Publix Liquor 3	16	N/A	6,885	3.9%	635	6.5%
TJX Companies	Marshalls 7 / HomeGoods 4 / TJ Maxx 2	13	A	4,399	2.5%	367	3.8%
Albertsons	Safeway 1 / Tom Thumb 2 / Market Street 2 / Albertsons 1	6	BB	4,303	2.5%	365	3.7%
H.E.B.		5	N/A	3,669	2.1%	362	3.7%
Amazon, Inc.	Whole Foods Market 5	5	AA	2,701	1.5%	194	2.0%
BC Partners	Petsmart 7	7	B+	2,375	1.4%	151	1.5%
Best Buy		4	BBB+	2,236	1.3%	138	1.4%
Ulta Beauty Inc.		8	N/A	1,960	1.1%	83	0.8%
Bed Bath & Beyond Inc.	Bed Bath & Beyond 4 / Buy Buy Baby 1	5	D	1,888	1.1%	150	1.5%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	3	BBB	1,876	1.1%	171	1.7%
Apollo Global Management, Inc.	Michael's 6	6	N/A	1,755	1.0%	131	1.3%
Costco Wholesale		2	A+	1,735	1.0%	298	3.0%
Trader Joe's		4	N/A	1,703	1.0%	51	0.5%
Five Below, Inc.		8	N/A	1,494	0.9%	73	0.7%
Ross Dress For Less		4	BBB+	1,453	0.8%	120	1.2%
Wells Fargo		9	BBB+	1,450	0.8%	35	0.4%
Bank of America		7	A-	1,381	0.8%	35	0.4%
DSW, Inc.		4	N/A	1,296	0.7%	73	0.7%
Sprouts Farmers Market		2	N/A	1,266	0.7%	56	0.6%
Regal Cinemas		1	D	1,253	0.7%	61	0.6%
Massage Envy		13	N/A	1,246	0.7%	39	0.4%
Petco Animal Supplies Stores, Inc		6	B+	1,210	0.7%	72	0.7%
Kingswood Capital Management	Cost Plus World Market 5	5	N/A	1,113	0.6%	91	0.9%
JP Morgan Chase	Chase Bank 7	7	A+	1,084	0.6%	36	0.4%
Totals		164		$60,008	34.2%	4,525	45.9%

Tenant Merchandise Mix

Tenant Category	ABR Pro Rata Portfolio	% of Total ABR
Grocery/Drug Stores	$35,281	20.1%
Soft Goods	29,151	16.7%
Quick Service Restaurants	20,958	12.0%
Personal Health and Beauty Services	19,635	11.2%
Medical	15,217	8.7%
Full Service Restaurants	14,749	8.4%
Banks	8,322	4.8%
Other	6,381	3.7%
Pet Supplies	5,969	3.4%
Fitness	5,930	3.4%
Office/Communications	5,915	3.4%
Other Essential Retail/Services	4,028	2.3%
Entertainment	1,741	1.0%
Hardware/Auto	1,503	0.9%
	$174,780	100%

Supplemental - Quarter End December 31, 2022 - 15

Comparable and Non-Comparable Lease Statistics
Pro Rata, GLA in thousands

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q4 2022	43	338	$17.15	$16.17	6.1%	8.4	$3.75	$0.64
Q3 2022	58	369	18.18	16.83	8.0%	4.8	0.45	0.29
Q2 2022	51	143	29.63	25.56	15.9%	7.4	10.38	4.10
Q1 2022	44	120	26.96	25.71	4.9%	4.8	4.90	0.87
Total	196	970	$20.59	$18.99	8.4%	6.4	$3.61	$1.04

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q4 2022	4	62	$11.73	$9.83	19.3%	15.1	$20.57	$3.50
Q3 2022	6	7	39.50	36.57	8.0%	8.9	20.90	14.49
Q2 2022	10	63	23.77	16.85	41.1%	10.0	23.49	9.36
Q1 2022	1	11	15.50	13.00	19.2%	11.0	45.00	9.86
Total	21	143	$18.74	$14.53	29.0%	12.2	$23.69	$7.12

	No. of Leases Executed	GLA	ABR PSF	Prior ABR PSF	% Change over Prior Lease	WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q4 2022	39	276	$18.36	$17.58	4.4%	6.9	$—	$—
Q3 2022	52	362	17.75	16.43	8.0%	4.8	0.04	—
Q2 2022	41	80	34.19	32.33	5.8%	5.4	0.19	—
Q1 2022	43	109	28.07	26.94	4.2%	4.2	1.02	—
Total	175	827	$20.91	$19.75	5.9%	5.5	$0.17	$—

	No. of Leases Executed	GLA	ABR PSF			WA Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q4 2022	15	123	$11.92			6.1	$16.83	$5.40
Q3 2022	18	31	30.61			7.2	25.91	11.51
Q2 2022	21	135	17.57			7.3	29.90	4.72
Q1 2022	18	55	28.51			9.6	37.93	10.62
Total	72	344	$18.45			7.2	$26.14	$6.51

Supplemental - Quarter End December 31, 2022 - 16

Tenant Lease Expirations
Pro Rata, GLA and ABR in thousands, except per square foot amounts

Anchor Tenants

Lease Expiration Year	No. of Expiring Leases (a)	GLA of Expiring Leases (square feet)	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (b)
2023	4	168	2.8%	$1,491	1.9%	$8.88
2024	24	527	8.7%	7,280	9.4%	13.81
2025	20	790	13.0%	9,417	12.1%	11.92
2026	17	478	7.9%	5,615	7.2%	11.75
2027	42	1,402	22.9%	20,355	26.1%	14.52
2028	23	533	8.8%	7,457	9.6%	13.99
2029	10	342	5.6%	4,114	5.3%	12.03
2030	8	204	3.4%	2,991	3.8%	14.66
2031	6	294	4.8%	2,659	3.4%	9.04
2032	10	370	6.1%	4,912	6.3%	13.28
Thereafter	23	972	16.0%	11,562	14.9%	11.90
Other (c)	—	—	—%	—	—%	—
Sub total	187	6,080	100%	$77,853	100%	$12.80
Vacant space		201
Total		6,281

Small Shops

2023	134	280	9.0%	$8,119	7.5%	$29.00
2024	160	390	12.6%	12,272	11.3%	31.47
2025	158	338	10.9%	11,116	10.3%	32.89
2026	187	444	14.3%	14,882	13.8%	33.52
2027	222	524	16.8%	18,446	17.0%	35.20
2028	110	278	8.9%	10,417	9.6%	37.47
2029	91	237	7.6%	8,376	7.7%	35.34
2030	59	145	4.7%	5,682	5.3%	39.19
2031	68	208	6.7%	7,810	7.2%	37.55
2032	81	198	6.4%	7,975	7.4%	40.28
Thereafter	15	45	1.4%	2,348	2.2%	52.18
Other (c)	11	23	0.7%	768	0.7%	33.39
Totals	1,296	3,110	100%	$108,211	100%	$34.79
Vacant space		399
Total		3,509

Total Pro Rata

2023	138	448	4.9%	$9,610	5.2%	$21.45
2024	184	917	10.0%	19,552	10.5%	21.32
2025	178	1,128	12.3%	20,533	11.0%	18.20
2026	204	922	10.0%	20,497	11.0%	22.23
2027	264	1,926	21.0%	38,801	20.9%	20.15
2028	133	811	8.8%	17,874	9.6%	22.04
2029	101	579	6.3%	12,490	6.7%	21.57
2030	67	349	3.8%	8,673	4.7%	24.85
2031	74	502	5.5%	10,469	5.6%	20.85
2032	91	568	6.1%	12,887	6.9%	22.69
Thereafter	38	1,017	11.0%	13,910	7.5%	13.68
Other (c)	11	23	0.3%	768	0.4%	33.39
Totals	1,483	9,190	100%	$186,064	100%	$20.25
Vacant space		600
Total		9,790
(a)No. of expiring leases includes IAGM properties at 100%.
(b)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(c)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

Supplemental - Quarter End December 31, 2022 - 17

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Ownership	Date	Property	Market	Acquisition Price	GLA	Leased Occ. (a)	Anchor Tenants (b)

100%	2/2/22	Shops at Arbor Trails	Austin-Round Rock, TX	$112,190	357	99.2%	Costco, Whole Foods Market
100%	2/2/22	Escarpment Village	Austin-Round Rock, TX	77,150	170	99.9%	HEB
100%	4/21/22	The Highlands of Flower Mound (c)	Dallas-Fort Worth-Arlington, TX	38,000	175	90.8%	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
100%	5/4/22	Bay Landing	Cape Coral - Fort Myers, FL	10,425	63	100%	The Fresh Market, HomeGoods
100%	6/10/22	Kyle Marketplace- Outparcel (d)	Austin-Round Rock, TX	705	n/a	n/a	HEB
100%	10/28/22	Eastfield Village	Charlotte-Gastonia-Concord, NC	22,500	96	93.3%	Food Lion, Gold's Gym
100%	12/16/22	Stone Ridge Market (c)	San Antonio, TX	58,100	219	88.2%	HEB Plus*, Burlington, PetSmart
				$319,070	1,080
(a)Leased Occupancy at date of acquisition.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(c)These retail properties were acquired from the JV.
(d)The outparcel of vacant land acquired is adjacent to this retail property.

Dispositions

Ownership	Date	Property	Market	Disposition Price	GLA	Leased Occ. (a)	Anchor Tenants (b)

100%	6/30/22	Centerplace of Greeley	Denver-Colorado Springs-Greeley, CO	$37,550	152	100%	Safeway, Target*, Famous Footwear, Kohl's*, Ross Dress for Less
100%	6/30/22	Cheyenne Meadows	Denver-Colorado Springs-Greeley, CO	17,900	90	98.4%	King Soopers
100%	12/15/22	The Shops at Walnut Creek	Denver-Colorado Springs-Greeley, CO	55,000	225	93.4%	Target*, Dollar Tree, Michaels, Old Navy, PetSmart, TJ Maxx
				$110,450	467
(a)Leased Occupancy at date of disposition.
(b)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.

Joint Venture Dispositions

Ownership	Date	Property	Market	Disposition Price (a)	GLA (a)	Leased Occ. (b)	Anchor Tenants (c)

55%	3/3/22	Price Plaza	Houston-Sugar Land-Baytown, TX	$39,100	206	95.0%	Sam's Club*, Walmart*
55%	4/21/22	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington, TX	38,000	175	90.8%	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
55%	12/16/22	Stone Ridge Market	San Antonio, TX	58,100	219	88.2%	HEB Plus*, Burlington, PetSmart
55%	12/22/22	Stables Town Center I (d)	Houston-Sugar Land-Baytown, TX	7,800	43	53.5%	Walgreens
				$143,000	643
(a)Disposition Price and GLA for the Joint Venture Disposition activity are reflected at 100%.
(b)Leased Occupancy at date of disposition.
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)The Company disposed of 43 square feet out of a total 191 square feet through a partial sale of the property to an unrelated third party.

Supplemental - Quarter End December 31, 2022 - 18

Development Pipeline
In thousands

Active Redevelopments
Ownership	Property	Market	Project Description	Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	$320	$120
100%	Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	4Q - 2023	1,400	300
	Totals				$1,720	$420	7-10%

(a) Our estimated timing of completion may be impacted by factors outside of our control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Ownership	Property	Market	Project Description	Completion Quarter	Completed Costs	Costs to Date
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition of bank building and ground up construction of freestanding Chipotle building with a drive-through.	3Q - 2022	$1,600	$1,600
55%	Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Renovation and re-merchandising of center including façade and common area enhancements, upgraded signage and rebranding.	3Q - 2022	$2,600	$2,600
100%	Suncrest Village	Orlando-Kissimmee, FL	Redevelopment of center including demolition and expansion of the Publix grocery store, upgrades to the façade, signage enhancement, and common area improvements.	3Q - 2022	$10,800	$10,800
100%	Eldridge Town Center	Houston-Sugar Land-Baytown, TX	Demolition and reconstruction of fuel facility.	4Q - 2021	$1,000	$1,000

Potential Developments and Redevelopments
Ownership	Property	Market	Project Description
100%	Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
100%	Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
100%	Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
100%	Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.
100%	Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of a former bank building for a multi-tenant building with a drive-through and anchor re-positioning.
100%	Westpark Shopping Center	Washington D.C./Richmond Metro Area	New development, including addition of outparcel buildings.
100%	River Oaks Shopping Center	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.
100%	Buckhead Crossing	Atlanta Metro Area, GA	Re-merchandising of the shopping center including façade and common area enhancements, anchor space repositioning and addition of a freestanding building.
100%	Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion of the shopping center.
100%	Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
100%	Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
100%	The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
100%	Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of an outparcel.
55%	Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.

Supplemental - Quarter End December 31, 2022 - 19

Property Summary
GLA in thousands

No.	Property	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
1	Antoine Town Center	100%	Houston-Sugar Land-Baytown	TX	N	110	100%	$14.00	Yes	Kroger
2	Bay Colony	55%	Houston-Sugar Land-Baytown	TX	C	416	93.0%	$16.40	Yes	HEB, Kohl's, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
3	Bay Landing (e)	100%	Cape Coral-Fort Myers	FL	N	63	100%	$10.10	Yes	The Fresh Market, HomeGoods
4	Bear Creek Village Center	100%	So. California - Inland Empire	CA	N	80	100%	$25.29	Yes	Stater Brothers
5	Bent Tree Plaza	100%	Raleigh-Cary-Durham	NC	N	80	100%	$13.78	Yes	Food Lion
6	Blackhawk Town Center	55%	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$13.94	Yes	HEB, Walgreens
7	Buckhead Crossing	100%	Atlanta Metro Area	GA	P	221	96.5%	$21.04	No	HomeGoods, Marshalls, Michaels, Office Depot, Ross Dress for Less, The Tile Shop
8	Campus Marketplace	100%	So. California - San Diego	CA	N	144	98.9%	$31.02	Yes	Ralphs, CVS, Discovery Isle Child Development Center
9	Cary Park Town Center	100%	Raleigh-Cary-Durham	NC	N	93	100%	$16.70	Yes	Harris Teeter, CVS
10	Commons at University Place	100%	Raleigh-Cary-Durham	NC	N	92	100%	$16.85	Yes	Harris Teeter, CVS
11	Coweta Crossing	100%	Atlanta Metro Area	GA	N	68	100%	$10.88	Yes	Publix
12	Custer Creek Village	100%	Dallas-Fort Worth-Arlington	TX	N	96	100%	$15.12	Yes	Tom Thumb
13	Cyfair Town Center	55%	Houston-Sugar Land-Baytown	TX	C	433	92.3%	$16.31	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
14	Eastfield Village (e)	100%	Charlotte-Gastonia-Concord	NC	C	96	93.3%	$17.57	Yes	Food Lion, Gold's Gym
15	Eldorado Marketplace	100%	Dallas-Fort Worth-Arlington	TX	C	189	95.7%	$23.67	Yes	Market Street, PetSmart, Phenix Salon Suites
16	Eldridge Town Center & Windermere Village	100%	Houston-Sugar Land-Baytown	TX	C	175	90.6%	$18.10	Yes	Kroger, Kohl's*, Petco
17	Escarpment Village (e)	100%	Austin-Round Rock	TX	N	170	99.9%	$21.44	Yes	HEB
18	Garden Village	100%	So. California - Los Angeles	CA	N	117	90.2%	$18.10	Yes	Albertson's, Rite Aid
19	Gateway Market Center	100%	Tampa-St. Petersburg	FL	P	231	100%	$10.79	Yes	Publix, Target*, HomeGoods, Party City, PetSmart, TJ Maxx, Tuesday Morning
20	Kennesaw Marketplace	100%	Atlanta Metro Area	GA	C	130	100%	$35.17	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
21	Kyle Marketplace	100%	Austin-Round Rock	TX	C	225	100%	$17.04	Yes	HEB
22	Lakeside & Lakeside Crossing	100%	Orlando-Kissimmee	FL	N	76	100%	$46.76	Yes	Trader Joe's
23	Market at Westlake	100%	Austin-Round Rock	TX	N	30	100%	$21.63	No	Walgreens
24	Northcross Commons	100%	Charlotte-Gastonia-Concord	NC	N	63	100%	$24.15	Yes	Whole Foods Market
25	Old Grove Marketplace	100%	So. California - San Diego	CA	N	81	100%	$17.20	Yes	Ralphs, Lowe's*
26	Pavilion at LaQuinta	100%	So. California - Inland Empire	CA	P	166	100%	$22.02	Yes	Sprouts Farmers Market, Bed Bath & Beyond, Best Buy, DSW, OfficeMax
27	Peachland Promenade	100%	Tampa-St. Petersburg	FL	N	177	97.0%	$13.94	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
28	PGA Plaza Palm Beach Gardens	100%	Miami-Fort Lauderdale-Miami Beach	FL	C	121	96.8%	$34.33	Yes	Trader Joe's, Marshalls, Ulta
29	Plantation Grove	100%	Orlando-Kissimmee	FL	N	74	100%	$15.62	Yes	Publix
30	Plaza Midtown	100%	Atlanta Metro Area	GA	N	70	93.2%	$26.75	Yes	Publix
31	Prestonwood Town Center (f)	100%	Dallas-Fort Worth-Arlington	TX	P	233	99.4%	$21.35	Yes	Walmart*, Barnes & Noble, DSW, Michaels, Petco, Ulta
32	Renaissance Center	100%	Raleigh-Cary-Durham	NC	P	363	94.6%	$22.43	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
33	Rio Pinar Plaza	100%	Orlando-Kissimmee	FL	N	131	98.4%	$18.83	Yes	Publix, Planet Fitness
34	River Oaks	100%	So. California - Los Angeles	CA	C	275	96.1%	$20.58	Yes	Sprouts Farmers Market, Target, Big 5 Sports Goods, Five Below, Total Wine & More, Ulta
35	Riverview Village	100%	Dallas-Fort Worth-Arlington	TX	N	89	98.4%	$12.93	Yes	Tom Thumb, Petco
36	Riverwalk Market	100%	Dallas-Fort Worth-Arlington	TX	N	90	100%	$20.99	Yes	Market Street
37	Rose Creek	100%	Atlanta Metro Area	GA	N	70	100%	$11.36	Yes	Publix
38	Sandy Plains Centre	100%	Atlanta Metro Area	GA	C	131	93.7%	$22.98	Yes	Kroger, Pet Supplies Plus, Walgreens*

Supplemental - Quarter End December 31, 2022 - 20

Property Summary
GLA in thousands

No.	Property	Ownership	Market	State	Center Type (a)	GLA (b)	Leased Occupancy	ABR PSF	Grocery Anchor (c)	Major Anchors (d)
39	Sarasota Pavilion	100%	Tampa-St. Petersburg	FL	P	345	85.9%	$13.88	Yes	Publix, Bank of America, Beall's, Bed Bath & Beyond, Marshalls, Michaels, PetSmart, Ross Dress for Less, SunTrust Bank
40	Scofield Crossing	100%	Austin-Round Rock	TX	N	95	97.2%	$17.41	Yes	Hana World Market, Goodwill
41	Shops at Arbor Trails (e)	100%	Austin-Round Rock	TX	C	357	100%	$13.68	Yes	Costco, Whole Foods Market, Chuy's*, Frost Bank*, Haverty's Furniture, Kerbey Lane Cafe*, Marshalls
42	Shops at Fairview Town Center	100%	Dallas-Fort Worth-Arlington	TX	N	66	97.4%	$24.18	Yes	Whole Foods Market
43	Shops at the Galleria	100%	Austin-Round Rock	TX	P	537	95.2%	$13.78	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
44	Sonterra Village	100%	San Antonio	TX	N	42	100%	$33.00	Yes	Trader Joe's
45	Southern Palm Crossing	100%	Miami-Fort Lauderdale-Miami Beach	FL	P	345	97.0%	$16.69	Yes	Costco Wholesale, Going Going Gone, Marshalls
46	Stables Town Center	55%	Houston-Sugar Land-Baytown	TX	N	148	94.5%	$17.54	Yes	Kroger
47	Stevenson Ranch	100%	So. California - Los Angeles	CA	C	187	91.7%	$22.05	Yes	Ralphs, Furniture Design Center, L.A. Fitness, PetSmart
48	Stone Ridge Market (e)	100%	San Antonio	TX	C	219	88.2%	$23.55	Yes	HEB Plus*, Burlington, PetSmart
49	Suncrest Village	100%	Orlando-Kissimmee	FL	N	97	95.3%	$18.01	Yes	Publix, Orange County Tax Collector
50	Sycamore Commons	100%	Charlotte-Gastonia-Concord	NC	P	265	100%	$19.32	Yes	Costco Wholesale*, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
51	The Centre on Hugh Howell	100%	Atlanta Metro Area	GA	N	83	94.3%	$11.92	Yes	Publix
52	The Highlands of Flower Mound (e)	100%	Dallas-Fort Worth-Arlington	TX	P	175	89.8%	$18.06	Yes	Target*, Bed Bath & Beyond, Market by Macy's, Party City, Skechers, World Market
53	The Parke	100%	Austin-Round Rock	TX	P	406	99.1%	$16.46	Yes	Whole Foods Market, Buy Buy Baby, Dick's Sporting Goods, DSW, La-Z Boy, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Tuesday Morning, Ulta, World Market
54	The Pointe at Creedmoor	100%	Raleigh-Cary-Durham	NC	N	60	100%	$16.82	Yes	Harris Teeter
55	The Shops at Town Center	100%	Washington D.C/Richmond Metro Area	MD	N	125	97.3%	$30.20	Yes	Safeway
56	Thomas Crossroads	100%	Atlanta Metro Area	GA	N	105	96.6%	$9.89	Yes	Kroger
57	Travilah Square Shopping Center	100%	Washington D.C/Richmond Metro Area	MD	N	56	93.2%	$48.57	Yes	Trader Joe's
58	Trowbridge Crossing	100%	Atlanta Metro Area	GA	N	63	95.4%	$12.10	Yes	Publix
59	University Oaks	100%	Austin-Round Rock	TX	P	236	84.3%	$20.93	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
60	Westfork & Paraiso	100%	Miami-Fort Lauderdale-Miami Beach	FL	N	393	93.6%	$25.22	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, TJ Maxx, Ulta
61	Westpark Shopping Center	100%	Washington D.C/Richmond Metro Area	VA	C	177	100%	$14.74	Yes	Publix, Christmas Tree Shops, Planet Fitness, The Tile Shop
62	Windward Commons	100%	Atlanta Metro Area	GA	N	117	99.9%	$15.20	Yes	Kroger
	Totals, with JV at 100%					10,295	95.9%	$18.95
	Totals, Pro Rata					9,790	96.1%	$19.08
(a)N = Neighborhood center, P = Power Center, C = Community Center
(b)The GLA of properties owned by our joint venture are included at 100%.
(c)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(d)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(e)Properties are excluded from Same Property for the three months and year ended December 31, 2022.
(f)Prestonwood Town Center is excluded from Same Property for the year ended December 31, 2022.

Supplemental - Quarter End December 31, 2022 - 21

Components of Net Asset Value as of December 31, 2022
In thousands, except share information

NOI Excluding Termination Fee Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter		Page No.
NOI, excluding ground rent	$33,895	5
Ground rent income	3,813	5
NOI	37,708	5

JV NOI at share, excluding ground rent (a)	$1,623	12
JV Ground rent income at share	570	12
JV NOI at share	2,193

Annualized NOI, excluding ground rent income	$135,580
Annualized JV NOI at share, excluding ground rent income	6,492
Annualized ground rent income	17,532

Projected remaining development
Net Consolidated Project Costs	$1,100	19
Net JV Project Costs at share	110	19
Estimated Range for Incremental Yield	7-10%	19

Fee Income, Most Recent Quarter
JV Management Fees & Commissions	$578	5

Other Assets
Cash, cash equivalents and restricted cash	$137,762	2
Billed base rent, recoveries, and other revenue	14,701	4
Undeveloped Land	—
Land Held for Development	—
Total JV Other Assets, at share (b)	27,122	10, 11

Liabilities
Debt	$759,812	8
Issuance costs, net of accumulated amortization	(5,261)	8
Accounts payable and accrued expenses	42,792	2
Distributions payable	13,837	2
Other liabilities	28,287	2
Projected remaining consolidated project costs	1,100	19
Total JV Other Liabilities, at share (c)	54,876	10, 19

Common Shares Outstanding	67,472,553	1

(a)Includes elimination of our share of the management fee expense of $283 for the three months ended December 31, 2022.
(b)Total JV other assets, at share, includes the JV's share of cash and cash equivalents and receivables for base rent, recoveries, and other revenue.
(c)Total JV liabilities, at share, includes the JV's share of mortgage debt, issuance costs, net of accumulated amortization, accounts payable and accrued expenses, other liabilities, and projected remaining project costs.

Supplemental - Quarter End December 31, 2022 - 22

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)	Our non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, and depreciation and amortization. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's EBITDA on the same basis.
Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
NAREIT Funds From Operations (NAREIT FFO) and Core FFO	Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture are calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is Pro Rata net debt divided by Adjusted EBITDA on a trailing twelve month basis.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, direct listing costs, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments.
New Lease	New Leases are classified as leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata	Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly-owned properties, defined as "Pro Rata," with the exception of property count and number of leases.
Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including our JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

Supplemental - Quarter End December 31, 2022 - 23

3025 Highland Parkway, Suite 350 • Downers Grove, IL 60515 • 630.570.0700 • www.InvenTrustProperties.com

InvenTrust Properties

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